Apollo Global Management, LLC First Quarter 2015 Earnings May 7, 2015 Exhibit 99.2

Apollo 1Q'15 Financial Results Highlights

APOLLO

GAAP & Economic Earnings	▪ GAAP Net Income of $30.9 million ($0.09/share) ▪ Economic Net Income ("ENI") of $93.5 million ($0.23/share) ▪ Management Business ("MB") Economic Income ("EI") of $91.6 million ($0.23/share) ▪ Incentive Business ("IB") Economic Income of $10.5 million ($0.03/share)
Distributable Earnings	▪ Distributable Earnings ("DE") After Taxes and Related Payables of $143.9 million ($0.35/share) ▪ Management Business DE of $107.2 million ($0.26/share) ▪ Incentive Business DE of $38.8 million ($0.09/share) ▪ Declared distribution of $0.33 per Class A share (payout ratio of 94%)
Assets Under Management	▪ Total Assets Under Management ("AUM") of $162.9 billion, up 2% year-over-year ▪ Fee-Generating AUM ("FGAUM") of $131.3 billion, up 2% year-over-year ▪ Carry-Eligible AUM ("CEAUM") of $79.5 billion and Carry-Generating AUM ("CGAUM") of $34.8 billion ▪ Dry powder of $28.5 billion available for investment
Business Drivers	▪ *Fundraising:* $4.9 billion of gross inflows ($20.5 billion LTM) ▪ *Deployment:* $2.2 billion invested ($9.5 billion LTM) across the platform ▪ *Realizations:* $1.4 billion of capital returned to investors ($13.4 billion LTM) ▪ *Performance:* Traditional Private Equity Fund Appreciation +2.3% (+5.6% LTM) Total Credit Gross Return[(1)] +2.0% (+5.4% LTM)

Note: This presentation contains non-GAAP financial information and definitions which are set forth on pages 26to 29.

(1) Represents total Credit Gross Return, excluding assets managed by Athene Asset Management, L.P. ("AAM") that are not directly invested in Apollo funds or sub-advised by Apollo. Total Credit Net Return was 1.7% for 1Q '15 (4.2% LTM).

1

Economic Earnings Summary

APOLLO

$ in thousands, except per share data		1Q'14	4Q'14	1Q'15
Management Business	Management Fees	$223,830	$220,643	$224,713
	Advisory and Transaction Fees from Affiliates, net[1]	116,065	67,909	9,543
	Carried Interest Income from Affiliates	8,464	10,620	10,774
	Management Business Revenues	**348,359**	**299,172**	**245,030**
	Salary, Bonus and Benefits	80,531	77,661	87,552
	Equity-Based Compensation[2]	58,137	19,149	15,831
	Other Expenses	57,700	61,483	51,934
	Management Business Expenses	**196,368**	**158,293**	**155,317**
	Other Income[3]	2,059	30,582	1,846
	Management Business Economic Income[4][5]	**$154,050**	**$171,461**	**$91,559**
	Per Share	*$0.39*	*$0.43*	*$0.23*
Incentive Business	Carried Interest Income (Loss)	$160,795	($5,088)	$57,819
	Profit Sharing Expense	98,438	11,500	40,832
	Other Income (Loss)	58,365	(12,256)	(6,477)
	Incentive Business Economic Income (Loss)[4][5]	**$120,722**	**($28,844)**	**$10,510**
	Per Share	*$0.30*	*($0.07)*	*$0.03*
	Economic Income ("EI")[4][5]	**$274,772**	**$142,617**	**$102,069**
	Per Share	*$0.69*	*$0.36*	*$0.26*
	Taxes	(51,110)	(36,498)	(8,520)
	Economic Net Income ("ENI")[4][5]	**$223,662**	**$106,119**	**$93,549**
	Per Share	*$0.56*	*$0.26*	*$0.23*

(1) Includes monitoring fees from Athene Holding Ltd. ("Athene Holding" and together with its subsidiaries, "Athene") of $58.7 million and $58.6 million for 1Q'14 and 4Q'14, respectively.
(2) Included in 1Q'14 is $45.6 million in connection with the departure of an executive officer.
(3) Includes $32.2 million for 4Q'14 related to a gain from the reduction of the tax receivable agreement liability.
(4) Management Business EI (previously referred to as management business ENI) has been redefined to exclude interest income and interest expense. Calculated under the prior methodology, the 1Q'15 MB EI would have been $6.7 million lower and Incentive Business EI (previously referred to as incentive business ENI) would have been $6.7 million higher.
(5) Additionally, EI (previously referred to as ENI) has been redefined to exclude transaction-related charges. Calculated under the prior methodology, the 1Q'15 MB EI and IB EI would have been $0.9 million and $7.9 million lower, respectively, and ENI (previously referred to as ENI After Taxes) would have been $8.5 million lower.

2

Distributable Earnings Summary

APOLLO

$ in thousands except per share data		1Q'14	4Q'14	1Q'15
Management Business	Management Business Economic Income	$154,050	$171,461	$91,559
	Less: Non-Cash Revenues[(1)]	(59,093)	(91,648)	(2,784)
	Add Back: Equity-Based Compensation	58,137	19,149	15,831
	Add Back: Depreciation & Amortization	2,609	2,497	2,610
	Management Business Distributable Earnings	**$155,703**	**$101,459**	**$107,216**
	Per Share	*$0.39*	*$0.25*	*$0.26*
Incentive Business	Incentive Business Economic Income (Loss)	$120,722	($28,844)	$10,510
	Less: Non-Cash Carried Interest Income[(2)]	-	-	(29,900)
	Less: Net Unrealized Carried Interest Loss	197,181	265,637	58,148
	Less: Unrealized Investment & Other (Income) Loss	(35,563)	32,664	45
	Incentive Business Distributable Earnings	**$282,340**	**$269,457**	**$38,803**
	Per Share	*$0.70*	*$0.66*	*$0.09*
	Distributable Earnings ("DE")	**$438,043**	**$370,916**	**$146,019**
	Taxes and Related Payables[(3)]	(25,900)	3,209	(2,110)
	DE After Taxes and Related Payables	**$412,143**	**$374,125**	**$143,909**
	DE per Share of Common & Equivalent[(4)]	*$0.94*	*$0.91*	*$0.35*
	Distribution per Share of Common & Equivalent	*$0.84*	*$0.86*	*$0.33*
	Payout Ratio	*89%*	*95%*	*94%*

(1) Includes monitoring fees paid by Athene and gains resulting from reductions of the tax receivable agreement liability.

(2) Represents realized carried interest income settled by receipt of securities.

(3) Represents estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo's tax receivable agreement.

(4) Calculation is based on end of period Class A shares outstanding and restricted share units ("RSUs") that participate in distributions (collectively referred to as common and equivalents).

3

Private Equity

APOLLO

Highlights

- Economic Income up 48% quarter-over-quarter, driven by rising net carried interest income offsetting a lower contribution from the MB
- Traditional Private Equity fund appreciation[(1)] during the quarter of 2.3% was driven by publicly traded equity holdings
- Realization activity includes the final disposition of Sprouts (10.3x fully realized MOIC) and a distribution from Hostess
- Announced sales of Great Wolf Resorts and Brit Insurance
- Commenced fundraising for second natural resources fund with a first close expected this summer
- Deployment of $1.0 billion across 11 transactions during the quarter; $2.0 billion committed not yet deployed[(2)] at quarter end

Business Drivers

	1Q'15	LTM
Fundraising	$53mm	$3.3bn
Deployment	$1.0bn	$2.6bn
Realizations	$611mm	$9.0bn
Performance[(1)]	2.3%	5.6%

Financial Results Summary

($ in thousands)	1Q'14	4Q'14	1Q'15
Management Business Revenues	$117,057	$80,257	$78,438
Management Business Expenses	64,136	51,474	50,041
Other Income	1,565	11,651	1,459
MB Economic Income	**54,486**	**40,434**	**29,856**
Carried Interest Income	103,251	20,561	54,926
Profit Sharing Expense	66,095	15,654	28,799
Other Income (Loss)	19,275	(5,376)	3,096
IB Economic Income (Loss)	**56,431**	**(469)**	**29,223**
Economic Income	**$110,917**	**$39,965**	**$59,079**

Key Stats

$41 billion AUM



Committed $2bn(2)
Dry Powder $19bn
Invested AUM $19bn
Other $3bn(3)

Traditional PE Funds

Inception-to-date Gross / Net IRR 39% / 25%

PE Portfolio

39% Public / 61% Private

Fund VI

104% of Cost
$110mm net carried interest receivable held in escrow

Fund VIII

20% Committed or Deployed

(1) *Represents traditional private equity fund appreciation as defined in the non-GAAP financial information and definitions section of this presentation.*
(2) *Represents capital committed to investments as of March 31, 2015 by Apollo's private equity funds, which have not yet closed and may be subject to a variety of closing conditions or other contractual provisions which could result in such capital not ultimately being invested.*
(3) *Other represents approximately $3 billion of uncalled commitments which can be called for fund fees and expenses only and is not available for investment or reinvestment subject to the provisions of the applicable fund limited partnership agreements or other governing agreements.*

4

Credit

APOLLO

Highlights

- Economic Income up 10% quarter-over-quarter when excluding the $59 million non-cash Athene monitoring fee in 4Q'14
- 1Q'15 total credit gross and net return[2] of 2.0% and 1.7% driven by income and gains across the portfolio, with some offset by unrealized losses in energy, commodity-related and shipping
- Significant drawdown funds and SIAs[3] had inception-to-date ("ITD") gross and net IRRs of 18.0% and 14.2%, respectively, as of March 31, 2015
- Strong fundraising driven by MidCap and managed accounts
- Realizations driven by drawdown funds and returns to CLO investors
- Deployed $760 million during the quarter in a variety of credit investment opportunities

Business Drivers

	1Q'15	LTM
Fundraising	$4.4bn	$15.1bn
Deployment	$760mm	$4.2bn
Realizations	$342mm	$2.9bn
Performance[1]	2.0%	5.4%

(1) Represents total credit gross return, excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo.

Financial Results Summary

($ in thousands)	1Q'14	4Q'14	1Q'15
Management Business Revenues	$217,573	$206,987	$155,578
Management Business Expenses	113,849	89,840	91,555
Other Income	3,345	18,836	2,804
Non-Controlling Interest	(3,256)	(3,134)	(2,846)
MB Economic Income	**103,813**	**132,849**	**63,981**
Carried Interest Income (Loss)	57,888	(33,562)	502
Profit Sharing Expense	32,945	(7,956)	10,217
Other Income (Loss)	38,632	(7,523)	(9,118)
IB Economic Income (Loss)	**63,575**	**(33,129)**	**(18,833)**
Economic Income	**$167,388**	**$99,720**	**$45,148**

Key Stats

($ in billions)

$113 billion AUM

Category	AUM	FG AUM	CE AUM	CG AUM	1Q'15 Gross Return[2]	LTM Gross Return[2]
Liquid / Performing	$36	$30	$20	$12	2.3%	4.1%
Drawdown	18	11	15	6	1.3%	7.0%
Permanent Capital Vehicles ex AAM	12	7	7	3	1.7%	10.5%
Athene Asset Management (AAM)[4]	47	47	-	-		
Total Credit	**$113**	**$95**	**$42**	**$21**	**2.0%**	**5.4%**
Total Permanent Capital Vehicles	***$75***	***$69***	***$11***	***$5***		

(2) Represents gross and net return as defined in the non-GAAP financial information and definitions section of this presentation with the exception of CLO assets in Liquid/Performing which are calculated based on gross return on invested assets, which excludes cash. The 1Q'15 net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 2.2%, 0.7%, 0.6%, respectively, and 1.7% for Total Credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. The LTM net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 3.8%, 4.8%, 5.1%, respectively, and 4.2% for Total Credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo.

(3) Significant drawdown funds and strategic investment accounts ("SIAs") include funds and SIAs with AUM greater than $200 million that did not predominantly invest in other Apollo funds or SIAs.

(4) AUM amounts presented for AAM exclude $13.5 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo.

5

Real Estate

APOLLO

Highlights

- Modest Economic Loss driven by lower net carried interest income
- U.S. Real Estate Fund I ITD Gross IRR of 18% and Net IRR of 14% as of March 31, 2015
- Commercial mortgage REIT (ARI) increased its quarterly dividend on its common stock by 10% to $0.44 per share, representing a 10.2% dividend yield as of March 31, 2015 close price
- Realization activity driven by both equity and debt funds
- Fundraising for second U.S. RE equity fund is underway, with a second close expected later this year
- Deployment activity driven by RE debt funds and managed accounts, as well as initial investments made by our second U.S. RE equity fund

Business Drivers

	1Q'15	LTM
Fundraising	$461mm	$2.1bn
Deployment	$465mm	$2.7bn
Realizations	$426mm	$1.6bn
Performance[(1)]	1.6%	12.8%

Financial Results Summary

($ in thousands)	1Q'14	4Q'14	1Q'15
Management Business Revenues	$13,729	$11,928	$11,014
Management Business Expenses	18,383	16,979	13,721
Other Income	405	3,229	429
MB Economic Loss	**(4,249)**	**(1,822)**	**(2,278)**
Carried Interest Income (Loss)	(344)	7,913	2,391
Profit Sharing Expense	(602)	3,802	1,816
Other Income (Loss)	458	643	(455)
IB Economic Income	**716**	**4,754**	**120**
Economic Income (Loss)	**($3,533)**	**$2,932**	**($2,158)**

Key Stats

$9.5 billion AUM



Equity
$2.5bn
Debt
$7.0bn

(1) Represents gross return for U.S. Real Estate Fund I including co-investment capital. 1Q'15 and LTM net returns for U.S. Real Estate Fund I were 1.4% and 10.6%, respectively.

6

Total AUM & Fee-Generating AUM

APOLLO

1Q'15 Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
4Q'14[2]	$41,299	$108,960	$ 9,538	$159,797
Inflows	53	4,386	461	4,900
Outflows[3]	(470)	(27)	(21)	(518)
Net Flows	(417)	4,359	440	4,382
Realizations	(611)	(342)	(426)	(1,379)
Market Activity	262	(58)	(56)	148
1Q'15	$40,533	$112,919	$9,496	$162,948

Total AUM Highlights

Private Equity
Outflows: represents transfer to other Apollo segments
Realizations: Fund VI ($487 million) driven by Sprouts disposition
Market Activity: Traditional private equity fund appreciation of 2%

Credit
Inflows: MidCap ($2.7 billion which includes $673 million in segment transfers), Energy Opportunity Fund ($425 million); SIAs ($555 million)
Realizations: Drawdown Funds ($135 million); returns to CLO investors ($80 million); Public Vehicles ($57 million)
Market Activity: Includes foreign exchange translation loss on AUM due to Euro depreciation

Real Estate
Inflows: Public offering proceeds from ARI ($194 million) and net segment transfers ($103 million)
Realizations: RE equity ($274 million) and RE debt ($152 million)

1Q'15 Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
4Q'14[2]	$30,285	$92,192	$6,237	$128,714
Inflows	-	3,300	322	3,622
Outflows[3]	(23)	(306)	(111)	(440)
Net Flows	(23)	2,994	211	3,182
Realizations	(62)	(305)	(222)	(589)
Market Activity	(1)	(23)	(31)	(55)
1Q'15	$30,199	$94,858	$6,195	$131,252

Fee-Generating AUM Highlights

Private Equity
Outflows: Modest leverage reduction
Realizations: Driven by Sprouts disposition

Credit
Inflows: MidCap ($2.1 billion which includes $505 million in net segment transfers) and SIAs ($337 million)
Realizations: returns to CLO investors ($80 million) and Public Vehicles ($57 million)

Real Estate
Inflows: Net segment transfers ($279 million) and public offering proceeds from ARI ($44 million)
Realizations: RE equity ($114 million) and RE debt ($108 million)

LTM Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
1Q'14[2]	$48,336	$101,941	$9,049	$159,326
Inflows	3,319	15,069	2,074	20,462
Outflows[3]	(2,596)	(1,504)	(156)	(4,256)
Net Flows	723	13,565	1,918	16,206
Realizations	(8,961)	(2,857)	(1,573)	(13,391)
Market Activity	435	270	102	807
1Q'15	$40,533	$112,919	$9,496	$162,948

LTM Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
1Q'14[2]	$34,207	$88,404	$5,926	$128,537
Inflows	131	10,347	1,759	12,237
Outflows[3]	(1,925)	(1,543)	(141)	(3,609)
Net Flows	(1,794)	8,804	1,618	8,628
Realizations	(2,215)	(1,819)	(1,278)	(5,312)
Market Activity	1	(531)	(71)	(601)
1Q'15	$30,199	$94,858	$6,195	$131,252

(1) At the individual segment level, inflows include new subscriptions, commitments, capital raised, other increases in available capital, purchases and acquisitions. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
(2) Prior period amounts were recast for individual segments to conform to the current presentation.
(3) Included in outflows during 1Q'15 for Total AUM and FG AUM is $47 million and $27 million of redemptions, respectively. Included in outflows during LTM for Total AUM and FG AUM is $593 million and $347 million of redemptions, respectively.

7

Carry-Eligible & Carry-Generating AUM

APOLLO

Carry-Eligible AUM

($ in millions)

Segment	Q1'14 (1)	Q4'14 (1)	Q1'15
Private Equity	$43,943	$36,376	$35,302
Credit	37,026	39,013	42,207
Real Estate	3,286	2,614	2,030
Total	**$84,255**	**$78,003**	**$79,539**

Carry-Generating AUM

($ in millions)

Segment	Q1'14 (1)	Q4'14 (1)	Q1'15
Private Equity	$22,857	$14,463	$13,507
Credit	25,758	16,218	20,594
Real Estate	1,004	828	672
Total	**$49,619**	**$31,509**	**$34,773**

Q1'15 Carry-Generating to Carry-Eligible AUM Reconciliation

($ in millions)

	Private Equity	Credit	Real Estate	Total
Carry-Generating AUM	$13,507	$20,594	$672	$34,773
+ Uninvested CE AUM	18,695	9,562	550	28,807
+ Invested AUM Not Currently Generating Carry	3,100	12,051	808	15,959
Carry-Eligible AUM	**$35,302**	**$42,207**	**$2,030**	**$79,539**

$80 billion

Carry-Eligible AUM


Currently Generating Carry $34.8bn
Uninvested Carry-Eligible AUM $28.8bn
Not Currently Generating Carry $16.0bn

($ in billions) Category / Fund	Invested AUM Not Currently Generating Carry	Investment Period Active> 24 Months(2)	Appreciation Required to Achieve Carry(3)
Fund VIII	$2.2	$ -	NM
Other PE	0.9	-	NM
Private Equity	**3.1**	**-**	**NM**
Drawdown	2.9	1.5	4%
Liquid / Performing	7.0	0.2 1.2 1.5	< 250bps 250-500bps > 500bps
Permanent Capital Vehicles ex AAM	2.2	-	NM
Credit	**12.1**	**4.4**	**6%**
Real Estate	**0.8**	**0.7**	**>500bps**
Total	**$16.0**	**$5.1**	

(1) Prior period amounts were recast for individual segments to conform to the current presentation.
(2) Represents invested AUM not currently generating carry for funds that have commenced investing capital for more than 24 months as of March 31, 2015.
(3) Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate carried interest for funds whose investment period is greater than 24 months.

8

Capital Deployment & Dry Powder

APOLLO

- Capital deployed across the platform totaled $2.2 billion for the quarter and $9.5 billion over the last twelve months. The pending investment commitments in private equity that have not yet been funded totaled $2.0 billion as of March 31, 2015.
- Dry Powder of $28.5 billion at the end of the quarter, of which $9.1 billion was eligible to receive management fees in the future.

Capital Deployment

($ in millions)

Segment	1Q'15	LTM
Private Equity	$1,016	$2,622
Credit	760	4,206
Real Estate	465	2,657
Total	**$2,241**	**$9,485**

1Q'15 Highlights

Private Equity	Includes investments in Presidio (IT Services), Leighton Services (Construction Services), Express Energy Services (Oil & Gas Services) and Tranquilidade (Insurance)
Credit	Primarily comprised of investments in life settlements, energy lending, CLO debt and equity, non-performing loans in Europe, and general acquisitions of loans and securities in Europe
Real Estate	Primarily comprised of commercial real estate debt investments (mortgages, subordinated loans, and commercial mortgage backed securities) made by ARI and debt funds/managed accounts as well as investments made by our second U.S. RE equity fund

$28.5bn of Dry Powder

($ in billions)



Real Estate $0.6
$0.6
Private Equity $19.2
PE Other $3.4
Fund VIII $15.8
Credit $8.7
Drawdown $8.0
Liquid / Performing $0.1
Permanent Capital Vehicles ex AAM $0.6

9

Shareholder Distribution

APOLLO

- Generated $0.35 of DE per share of common and equivalent during the quarter, driven by Management Business earnings and realized carried interest
- Apollo declared a quarterly distribution of $0.33 per Class A share to holders of record as of May 20, 2015 which is payable on May 29, 2015

($ in thousands, except per share data)	1Q'14	4Q'14	1Q'15
DE After Taxes and Related Payables	**$412,143**	**$374,125**	**$143,909**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	22,578	(1,748)	60
DE Before Certain Payables[(1)]	434,721	372,377	143,969
Percent to Common & Equivalents	43%	45%	45%
DE Before Other Payables Attributable to Common & Equivalents	186,820	167,622	65,282
Less: Taxes & Related Payables Attributable to Common & Equivalents	(22,578)	1,748	(60)
DE Attributable to Common & Equivalents	**$164,242**	**$169,370**	**$65,222**
Per Share of Common & Equivalent[(2)]	***$0.94***	***$0.91***	***$0.35***
Retained Capital per Share of Common & Equivalent[(2)(3)]	*(0.10)*	*(0.05)*	*(0.02)*
Net Distribution per Share of Common & Equivalent[(2)]	***$0.84***	***$0.86***	***$0.33***
Payout Ratio	*89%*	*95%*	*94%*

(1) DE before certain payables represents distributable earnings before the deduction for estimated current corporate taxes and the payable under Apollo's tax receivable agreement.

(2) Per share calculations are based on end of period total Class A shares outstanding and RSUs that participate in distributions (see page 25 for the share rollforward), collectively referred to as common and equivalents.

(3) Retained capital is withheld pro-rata from common and equivalent holders and AOG unitholders.

10

Balance Sheet Highlights  At March 31, 2015, Apollo had $929 million in total cash, $926 million of investments, and $483 million of net carried interest receivable for a total net value of $2.3 billion, or $5.71 per DE share outstanding.  Long-term debt of $1.0 billion, includes $500 million in senior notes due 2024 and $500 million of term loan due 2019.  Apollo has a $500 million revolving credit facility expiring in 2019 that remained undrawn as of March 31, 2015.  Unfunded future commitments totaled $666 million as of March 31, 2015, of which $357 million related to Fund VIII. 11 S&P and Fitch A / A- rated Undrawn Credit Facility $500 million ($ in millions) 1Q’15 Cash $929 Investments(1) 926 Carry Receivable(1) 946 Profit Sharing Payable (463) Total Net Value $2,338 Debt $1,030 Unfunded Future Commitments $666 ($ in millions) 1Q’15 Athene/AAA $397 GP Co-Investments / Other Investments(2) 529 Total Investments $926 Summary Balance Sheet (1) Investments and Carry Receivable are presented on an unconsolidated basis. (2) Represents realized gains from our general partner investments in the funds we manage and other balance sheet investments.

Carried Interest Receivable & Income (Loss) Detail

APOLLO

($ in thousands)	As of March 31, 2015		For the Three Months Ended March 31, 2015	
	Carried Interest Receivable on an Unconsolidated Basis	Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss)
Private Equity Funds				
Fund VII	$338,711	$50,529	$14,902	$65,431
Fund VI	183,545 (1)	(30,470)	30,593	123
Fund V	- (4)	(7,373)	-	(7,373)
Fund IV	2,668	(2,968)	640	(2,328)
AAA/Other(2)(3)	160,885	(30,827)	29,900	(927)
Total Private Equity Funds	**$685,809**	**($21,109)**	**$76,035**	**$54,926**
Total Private Equity Funds, net of profit share	**422,418**	**(25,576)**	**51,703**	**26,127**
Credit Funds				
Drawdown	148,601 (4)	(58,275)	39,577	(18,698)
Liquid/Performing	81,798	12,504	6,696	19,200
Permanent Capital Vehicles ex AAM	9,402	-	10,774	10,774
Total Credit Funds	**$239,801**	**($45,771)**	**$57,047**	**$11,276**
Total Credit Funds, net of profit share	**48,561**	**(32,538)**	**33,597**	**1,059**
Real Estate Funds				
CPI Funds	1,194	(479)	2,082	1,603
AGRE U.S. Real Estate Fund, L.P.	11,537	(115)	203	88
Other	7,781	568	132	700
Total Real Estate Funds	**$20,512**	**($26)**	**$2,417**	**$2,391**
Total Real Estate Funds, net of profit share	**11,733**	**(35)**	**610**	**575**
Total	**$946,122**	**($66,906)**	**$135,499**	**$68,593**
Total, net of profit share	**$482,712** (5)	**($58,149)**	**$85,910**	**$27,761**

Note: The above table presents an analysis of Apollo's (i) carried interest receivable on an unconsolidated basis and (ii) realized and unrealized carried interest income (loss) for Apollo's combined segments.

(1) Fund VI's remaining investments and escrow cash were valued at 104% of the funds unreturned capital, which was below a specified return ratio of 115%. As a result, Fund VI is required to place in escrow current and future carried interest income distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation of Fund VI. As of March 31, 2015, Fund VI carried interest receivable includes $166.3 million of carried interest income in escrow.

(2) Includes certain SIAs.

(3) Includes $122.6 million of carried interest receivable from AAA Investments, L.P. ("AAA Investments") which will be paid in common shares of Athene Holding (valued at the then fair market value) if there is a distribution in kind of shares of Athene Holding (unless such payment in shares would violate Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended), or paid in cash if AAA sells the shares of Athene Holding.

(4) As of March 31, 2015, Fund V, ACLF and certain SIAs within the Credit segment had $4.2 million, $4.4 million and $27.0 million, respectively, in general partner obligations to return previously distributed carried interest income. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations in Fund V, ACLF and certain SIAs within the Credit segment was $28.0 million, $10.6 million and $30.7 million, respectively, as of March 31, 2015.

(5) There was a corresponding profit sharing payable of $463.4 million as of March 31, 2015, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $99.0 million.

12

$2 $16 $60 $61 8% 20% 32% 22% 0% 5% 10% 15% 20% 25% 30% 35% $0 $10 $20 $30 $40 $50 $60 $70 2010 2012 2014 3/31/15 % S u b - A d v i s e d A A M A U M ( $ i n b i l l i o n s ) AAM AUM Sub-Advised by Apollo Note: On October 2, 2013, Athene Holding closed its acquisition of the U.S. annuity operations of Aviva plc, which added approximately $44 billion of total and Fee-Generating AUM within Apollo’s credit segment. Athene Asset Management  As of March 31, 2015, AAM had $60.8 billion of total AUM in accounts owned by or related to Athene Holding.  Of the total AUM, $13.5 billion or 22% of assets was either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo. At March 31, 2014, these amounts were $9.8 billion and 17%, respectively.  Over time, Apollo will continue to seek attractive investment opportunities that are consistent with AAM’s investment objectives on behalf of Athene. 13 AUM & Sub-Advised Percentage Sub-Advised AUM by Asset Category ($ in billions) Sub-Advised AUM 1Q’15 Private Equity $ 1.0 Credit $9.2 Liquid / Performing 8.4 Drawdown 0.8 Real Estate $ 3.3 RE Debt 3.1 RE Equity 0.2 Total $13.5

GAAP Statement of Operations 14 ($ in thousands, except per share data) 1Q'14 4Q'14 1Q'15 Revenues: Advisory and transaction fees from affiliates, net $116,065 $67,665 $8,543 Management fees from affiliates 209,791 206,933 209,207 Carried interest income from affiliates 165,544 798 59,068 Total Revenues 491,400 275,396 276,818 Expenses: Compensation and benefits: Salary, bonus and benefits 80,530 77,285 87,633 Equity-based compensation 58,978 24,644 20,103 Profit sharing expense 103,959 17,257 48,629 Total Compensation and Benefits 243,467 119,186 156,365 Interest expense 3,114 7,366 7,440 General, administrative and other 24,678 24,042 22,919 Professional fees 19,452 24,431 15,233 Occupancy 9,903 10,190 9,958 Placement fees 1,786 1,387 1,520 Depreciation and amortization 11,719 11,085 10,978 Total Expenses 314,119 197,687 224,413 Other Income: Net gains (losses) from investment activities 223,408 (643) 12,686 Net gains from investment activities of consolidated variable interest entities 47,735 30,252 134,703 Income (loss) from equity method investments 22,910 (4,200) (1,314) Interest income 3,328 2,095 725 Other income, net 17,531 30,810 4,874 Total Other Income 314,912 58,314 151,674 Income before income tax provision 492,193 136,023 204,079 Income tax provision (32,549) (50,283) (5,514) Net Income 459,644 85,740 198,565 Net income attributable to Non-Controlling Interests (387,475) (63,558) (167,638) Net Income Attributable to Apollo Global Management, LLC $72,169 $22,182 $30,927 Distributions Declared per Class A Share $1.08 $0.73 $0.86 Net Income Per Class A Share: Net Income Available to Class A Share – Basic $0.32 $0.04 $0.09 Net Income Available to Class A Share –Diluted $0.32 $0.04 $0.09 Weighted Average Number of Class A Shares Outstanding– Basic 147,776,519 162,107,977 165,968,620 Weighted Average Number of Class A Shares Outstanding– Diluted 147,776,519 162,107,977 165,968,620

Appendix 15

Summary of Combined Segments

APOLLO

($ in thousands, except per share data and where noted)	1Q'13	2Q'13	3Q'13	4Q'13	1Q'14	2Q'14	3Q'14	4Q'14	1Q'15	Full Year 2013	Full Year 2014
Management fees from affiliates	$164,227	$169,277	$165,202	$231,996	$223,830	$228,858	$227,693	$220,643	$224,713	$730,702	$901,024
Advisory and transaction fees from affiliates, net	47,419	65,084	28,962	55,097	116,065	60,787	71,321	67,909	9,543	196,562	316,082
Carried interest income from affiliates	9,051	10,029	9,117	8,725	8,464	10,009	12,106	10,620	10,774	36,922	41,199
Total Management Business Revenues	**220,697**	**244,390**	**203,281**	**295,818**	**348,359**	**299,654**	**311,120**	**299,172**	**245,030**	**964,186**	**1,258,305**
Salary, bonus and benefits	73,396	69,282	81,266	70,809	80,531	89,831	91,823	77,661	87,552	294,753	339,846
Equity-based compensation	17,356	16,752	16,577	15,656	58,137	13,583	14,626	19,149	15,831	66,341	105,495
General, administrative and other	22,644	25,815	21,316	27,310	24,361	24,947	23,797	23,380	22,805	97,085	96,485
Professional fees	15,467	21,486	18,430	27,065	19,042	19,882	17,675	24,008	15,229	82,448	80,607
Occupancy	9,805	10,149	9,849	10,143	9,902	10,419	9,979	10,211	10,026	39,946	40,511
Placement fees	9,358	3,120	3,184	26,762	1,786	3,489	8,760	1,387	1,264	42,424	15,422
Depreciation and amortization	2,874	2,892	2,642	2,638	2,609	2,520	2,556	2,497	2,610	11,046	10,182
Total Non-Compensation Expenses	60,148	63,462	55,421	93,918	57,700	61,257	62,767	61,483	51,934	272,949	243,207
Total Management Business Expenses	**150,900**	**149,496**	**153,264**	**180,383**	**196,368**	**164,671**	**169,216**	**158,293**	**155,317**	**634,043**	**688,548**
Other Income (Loss)	5,778	3,873	20,703	7,525	5,315	3,119	(347)	33,716	4,692	37,879	41,803
Non-Controlling Interest	(3,464)	(3,254)	(2,744)	(4,523)	(3,256)	(3,124)	(3,174)	(3,134)	(2,846)	(13,985)	(12,688)
Management Business Economic Income	**$72,111**	**$95,513**	**$67,976**	**$118,437**	**$154,050**	**$134,978**	**$138,383**	**$171,461**	**$91,559**	**$354,037**	**$598,872**
Per Share	*$0.18*	*$0.24*	*$0.17*	*$0.30*	*$0.39*	*$0.34*	*$0.35*	*$0.43*	*$0.23*	*$0.90*	*$1.55*
Unrealized gains (losses)	771,459	(574,949)	311,218	(104,893)	(301,831)	37,768	(560,271)	(523,452)	(66,905)	402,835	(1,347,786)
Realized gains	345,210	840,543	638,896	631,755	462,626	241,827	490,291	518,364	124,724	2,456,404	1,713,108
Total Carried Interest Income (Loss)	**1,116,669**	**265,594**	**950,114**	**526,862**	**160,795**	**279,595**	**(69,980)**	**(5,088)**	**57,819**	**2,859,239**	**365,322**
Profit sharing expense:										-	-
Unrealized profit sharing expense	258,982	(216,319)	127,644	(36,457)	(104,650)	66,679	(221,522)	(257,815)	(8,757)	133,850	(517,308)
Realized profit sharing expense	150,845	346,813	259,295	221,003	203,088	94,829	214,984	269,315	49,589	977,956	782,216
Total Profit Sharing Expense	**409,827**	**130,494**	**386,939**	**184,546**	**98,438**	**161,508**	**(6,538)**	**11,500**	**40,832**	**1,111,806**	**264,908**
Net interest expense	(6,071)	(6,268)	(5,206)	(5,646)	(1,983)	(3,416)	(7,076)	(6,623)	(6,692)	(23,191)	(19,098)
Other income (loss), net	-	284	2,403	7,516	14,040	-	(1,479)	(1,665)	(348)	10,203	10,896
Net gains (losses) from investment activities	4,030	(5,752)	(7,114)	(3,757)	18,013	(9,180)	116	113	1,761	(12,593)	9,062
Income (Loss) from equity method investments	29,359	19,270	31,253	33,329	28,295	25,866	4,825	(4,081)	(1,198)	113,211	54,905
Other Income (Loss)	**27,318**	**7,534**	**21,336**	**31,442**	**58,365**	**13,270**	**(3,614)**	**(12,256)**	**(6,477)**	**87,630**	**55,765**
Incentive Business Economic Income (Loss)	**$734,160**	**$142,634**	**$584,511**	**$373,758**	**$120,722**	**$131,357**	**($67,056)**	**($28,844)**	**$10,510**	**$1,835,063**	**$156,179**
Per Share	*$1.87*	*$0.36*	*$1.48*	*$0.95*	*$0.30*	*$0.33*	*($0.17)*	*($0.07)*	*$0.03*	*$4.66*	*$0.40*
Economic Income	**$806,271**	**$238,147**	**$652,487**	**$492,195**	**$274,772**	**$266,335**	**$71,327**	**$142,617**	**$102,069**	**$2,189,100**	**$755,051**
Income Tax Provision	(34,317)	(19,900)	(79,141)	(40,321)	(51,110)	(59,077)	(38,902)	(36,498)	(8,520)	(173,679)	(185,587)
Economic Net Income	**$771,954**	**$218,247**	**$573,346**	**$451,874**	**$223,662**	**$207,258**	**$32,425**	**$106,119**	**$93,549**	**$2,015,421**	**$569,464**
Per Share	***$1.97***	***$0.55***	***$1.45***	***$1.14***	***$0.56***	***$0.52***	***$0.08***	***$0.26***	***$0.23***	***$5.12***	***$1.47***
AUM (*$ in millions*)	114,269	113,116	112,687	161,177	159,326	167,496	163,900	159,797	162,948	161,177	159,797
Fee-Generating AUM (*$ in millions*)	81,633	79,290	79,343	128,368	128,537	130,329	129,577	128,714	131,252	128,368	128,714

Note: The prior period financial data was recast to conform to the current presentation.

16

Private Equity

APOLLO

($ in thousands, except per share data and where noted)	1Q'13	2Q'13	3Q'13	4Q'13	1Q'14	2Q'14	3Q'14	4Q'14	1Q'15	Full Year 2013	Full Year 2014
Management fees from affiliates	$66,272	$65,684	$64,801	$88,076	$79,421	$82,045	$76,848	$76,755	$74,597	$284,833	$315,069
Advisory and transaction fees from affiliates, net	24,617	41,663	5,646	6,445	37,636	5,178	11,925	3,502	3,841	78,371	58,241
Total Management Business Revenues	**90,889**	**107,347**	**70,447**	**94,521**	**117,057**	**87,223**	**88,773**	**80,257**	**78,438**	**363,204**	**373,310**
Salary, bonus and benefits	27,374	25,731	27,919	28,737	22,269	26,713	23,792	23,915	25,800	109,761	96,689
Equity-based compensation	8,373	7,485	7,505	8,604	24,449	6,957	8,028	10,092	9,056	31,967	49,526
Other expenses	18,950	23,702	18,331	39,913	17,418	18,801	16,600	17,467	15,185	100,896	70,286
Total Management Business Expenses	**54,697**	**56,918**	**53,755**	**77,254**	**64,136**	**52,471**	**48,420**	**51,474**	**50,041**	**242,624**	**216,501**
Other Income (Loss)	1,458	632	6,369	3,620	1,565	786	(1,592)	11,651	1,459	12,079	12,410
Management Business Economic Income	**$37,650**	**$51,061**	**$23,061**	**$20,887**	**$54,486**	**$35,538**	**$38,761**	**$40,434**	**$29,856**	**$132,659**	**$169,219**
Per Share	*$0.10*	*$0.13*	*$0.06*	*$0.05*	*$0.14*	*$0.09*	*$0.10*	*$0.10*	*$0.07*	*$0.34*	*$0.44*
Carried interest income (loss):											
Unrealized gains (losses)	697,614	(509,667)	318,237	(51,462)	(293,589)	(10,394)	(449,506)	(442,604)	(21,109)	454,722	(1,196,093)
Realized gains	293,379	738,257	534,068	496,821	396,840	198,103	369,968	463,165	76,035	2,062,525	1,428,076
Total Carried Interest Income (Loss)	**990,993**	**228,590**	**852,305**	**445,359**	**103,251**	**187,709**	**(79,538)**	**20,561**	**54,926**	**2,517,247**	**231,983**
Profit sharing expense:											
Unrealized profit sharing expense	255,962	(199,573)	128,998	(37,712)	(115,911)	33,756	(186,444)	(234,348)	4,467	147,675	(502,947)
Realized profit sharing expense	131,859	312,895	229,027	208,948	182,006	82,138	167,174	250,002	24,332	882,729	681,320
Total Profit Sharing Expense	**387,821**	**113,322**	**358,025**	**171,236**	**66,095**	**115,894**	**(19,270)**	**15,654**	**28,799**	**1,030,404**	**178,373**
Net interest expense	(2,842)	(2,831)	(2,414)	(2,614)	(1,124)	(1,601)	(2,634)	(2,524)	(2,549)	(10,701)	(7,883)
Other income, net	-	-	-	1,695	1,599	-	-	18	162	1,695	1,617
Income (Loss) from equity method investments	22,551	12,170	23,574	20,516	18,800	13,419	1,069	(2,870)	5,483	78,811	30,418
Other Income (Loss)	**19,709**	**9,339**	**21,160**	**19,597**	**19,275**	**11,818**	**(1,565)**	**(5,376)**	**3,096**	**69,805**	**24,152**
Incentive Business Economic Income (Loss)	**$622,881**	**$124,607**	**$515,440**	**$293,720**	**$56,431**	**$83,633**	**($61,833)**	**($469)**	**$29,223**	**$1,556,648**	**$77,762**
Per Share	*$1.59*	*$0.32*	*$1.31*	*$0.74*	*$0.14*	*$0.21*	*($0.15)*	*$0.00*	*$0.07*	*$3.95*	*$0.20*
Economic Income (Loss)	**$660,531**	**$175,668**	**$538,501**	**$314,607**	**$110,917**	**$119,171**	**($23,072)**	**$39,965**	**$59,079**	**$1,689,307**	**$246,981**
AUM (*$ in millions*)	40,435	40,592	43,146	50,158	48,336	51,836	46,423	41,299	40,533	50,158	41,299
Fee-Generating AUM (*$ in millions*)	27,868	26,014	27,059	34,173	34,207	33,554	32,104	30,285	30,199	34,173	30,285

Note: The prior period financial data was recast to conform to the current presentation.

17

Credit

APOLLO

($ in thousands, except per share data and where noted)	1Q'13	2Q'13	3Q'13	4Q'13	1Q'14	2Q'14	3Q'14	4Q'14	1Q'15	Full Year 2013	Full Year 2014
Management fees from affiliates	$84,364	$90,387	$87,023	$130,659	$131,629	$134,605	$139,645	$132,863	$139,452	$392,433	$538,742
Advisory and transaction fees from affiliates, net	21,677	22,148	23,280	47,538	77,480	55,609	58,593	63,504	5,352	114,643	255,186
Carried interest income from affiliates:	9,051	10,029	9,117	8,725	8,464	10,009	12,106	10,620	10,774	36,922	41,199
Total Management Business Revenues	**115,092**	**122,564**	**119,420**	**186,922**	**217,573**	**200,223**	**210,344**	**206,987**	**155,578**	**543,998**	**835,127**
Salary, bonus and benefits	38,830	36,401	43,992	33,833	50,744	55,770	60,422	43,610	53,679	153,056	210,546
Equity-based compensation	6,526	7,024	5,922	4,695	28,251	5,533	5,590	7,746	5,756	24,167	47,120
Other expenses	34,617	34,503	30,748	47,657	34,854	37,335	40,579	38,484	32,120	147,525	151,252
Total Management Business Expenses	**79,973**	**77,928**	**80,662**	**86,185**	**113,849**	**98,638**	**106,591**	**89,840**	**91,555**	**324,748**	**408,918**
Other Income	3,347	3,028	13,583	3,727	3,345	2,213	1,590	18,836	2,804	23,685	25,984
Non-Controlling Interest	(3,464)	(3,254)	(2,744)	(4,523)	(3,256)	(3,124)	(3,174)	(3,134)	(2,846)	(13,985)	(12,688)
Management Business Economic Income	**$35,002**	**$44,410**	**$49,597**	**$99,941**	**$103,813**	**$100,674**	**$102,169**	**$132,849**	**$63,981**	**$228,950**	**$439,505**
Per Share	*$0.09*	*$0.11*	*$0.13*	*$0.25*	*$0.26*	*$0.25*	*$0.26*	*$0.33*	*$0.16*	*$0.58*	*$1.14*
Carried interest income (loss):											
Unrealized gains (losses)	73,247	(58,843)	(10,325)	(60,647)	(7,898)	47,174	(107,159)	(88,761)	(45,770)	(56,568)	(156,644)
Realized gains	51,477	102,128	104,827	134,906	65,786	39,726	120,323	55,199	46,272	393,338	281,034
Total Carried Interest Income (Loss)	**124,724**	**43,285**	**94,502**	**74,259**	**57,888**	**86,900**	**13,164**	**(33,562)**	**502**	**336,770**	**124,390**
Profit sharing expense:											
Unrealized profit sharing expense	2,745	(12,299)	(3,125)	(855)	11,863	31,741	(31,616)	(27,347)	(13,233)	(13,534)	(15,359)
Realized profit sharing expense	18,805	33,935	30,218	11,855	21,082	11,056	47,618	19,391	23,450	94,813	99,147
Total Profit Sharing Expense	**21,550**	**21,636**	**27,093**	**11,000**	**32,945**	**42,797**	**16,002**	**(7,956)**	**10,217**	**81,279**	**83,788**
Net interest expense	(2,599)	(2,707)	(2,043)	(2,337)	(570)	(1,397)	(3,776)	(3,531)	(3,462)	(9,686)	(9,274)
Other income (loss), net	-	207	2,480	5,821	12,441	-	(1,479)	(1,683)	(510)	8,508	9,279
Net gains (losses) from investment activities	4,030	(5,752)	(7,114)	(3,757)	18,013	(9,180)	116	113	1,761	(12,593)	9,062
Income (Loss) from equity method investments	6,932	6,358	6,755	10,633	8,748	9,371	3,115	(2,422)	(6,907)	30,678	18,812
Other Income (Loss)	**8,363**	**(1,894)**	**78**	**10,360**	**38,632**	**(1,206)**	**(2,024)**	**(7,523)**	**(9,118)**	**16,907**	**27,879**
Incentive Business Economic Income (Loss)	**$111,537**	**$19,755**	**$67,487**	**$73,619**	**$63,575**	**$42,897**	**($4,862)**	**($33,129)**	**($18,833)**	**$272,398**	**$68,481**
Per Share	*$0.28*	*$0.05*	*$0.17*	*$0.19*	*$0.16*	*$0.11*	*($0.01)*	*($0.08)*	*($0.05)*	*$0.69*	*$0.18*
Economic Income	**$146,539**	**$64,165**	**$117,084**	**$173,560**	**$167,388**	**$143,571**	**$97,307**	**$99,720**	**$45,148**	**$501,348**	**$507,986**
AUM (*$ in millions*)	64,222	62,901	60,052	101,580	101,941	106,454	108,282	108,960	112,919	101,580	108,960
Fee-Generating AUM (*$ in millions*)	48,488	47,507	46,625	88,249	88,404	90,780	91,614	92,192	94,858	88,249	92,192

Note: The prior period financial data was recast to conform to the current presentation.

18

Real Estate

APOLLO

($ in thousands, except per share data and where noted)	1Q'13	2Q'13	3Q'13	4Q'13	1Q'14	2Q'14	3Q'14	4Q'14	1Q'15	Full Year 2013	Full Year 2014
Management fees from affiliates	$13,591	$13,206	$13,378	$13,261	$12,780	$12,208	$11,200	$11,025	$10,664	$53,436	$47,213
Advisory and transaction fees from affiliates, net	1,125	1,273	36	1,114	949	-	803	903	350	3,548	2,655
Total Management Business Revenues	**14,716**	**14,479**	**13,414**	**14,375**	**13,729**	**12,208**	**12,003**	**11,928**	**11,014**	**56,984**	**49,868**
Salary, bonus and benefits	7,192	7,151	9,355	8,238	7,518	7,348	7,610	10,135	8,073	31,936	32,611
Equity-based compensation	2,457	2,243	3,150	2,357	5,437	1,093	1,007	1,312	1,019	10,207	8,849
Other expenses	6,581	5,257	6,342	6,348	5,428	5,121	5,588	5,532	4,629	24,528	21,669
Total Management Business Expenses	**16,230**	**14,651**	**18,847**	**16,943**	**18,383**	**13,562**	**14,205**	**16,979**	**13,721**	**66,671**	**63,129**
Other Income (Loss)	973	213	751	178	405	120	(345)	3,229	429	2,115	3,409
Management Business Economic Income (Loss)	**($541)**	**$41**	**($4,682)**	**($2,390)**	**($4,249)**	**($1,234)**	**($2,547)**	**($1,822)**	**($2,278)**	**($7,572)**	**($9,852)**
Carried interest income (loss):											
Unrealized gains (losses)	598	(6,439)	3,306	7,216	(344)	988	(3,606)	7,913	(26)	4,681	4,951
Realized gains	354	158	1	28	-	3,998	-	-	2,417	541	3,998
Total Carried Interest Income (Loss)	**952**	**(6,281)**	**3,307**	**7,244**	**(344)**	**4,986**	**(3,606)**	**7,913**	**2,391**	**5,222**	**8,949**
Profit sharing expense:											
Unrealized profit sharing expense	275	(4,447)	1,771	2,110	(602)	1,182	(3,462)	3,880	9	(291)	998
Realized profit sharing expense	181	(17)	50	200	-	1,635	192	(78)	1,807	414	1,749
Total Profit Sharing Expense	**456**	**(4,464)**	**1,821**	**2,310**	**(602)**	**2,817**	**(3,270)**	**3,802**	**1,816**	**123**	**2,747**
Net interest expense	(630)	(730)	(749)	(695)	(289)	(418)	(666)	(568)	(681)	(2,804)	(1,941)
Income (Loss) from equity method investments	(124)	819	847	2,180	747	3,076	641	1,211	226	3,722	5,675
Other Income (Loss)	**(754)**	**89**	**98**	**1,485**	**458**	**2,658**	**(25)**	**643**	**(455)**	**918**	**3,734**
Incentive Business Economic Income (Loss)	**($258)**	**($1,728)**	**$1,584**	**$6,419**	**$716**	**$4,827**	**($361)**	**$4,754**	**$120**	**$6,017**	**$9,936**
Economic Income (Loss)	**($799)**	**($1,687)**	**($3,098)**	**$4,029**	**($3,533)**	**$3,593**	**($2,908)**	**$2,932**	**($2,158)**	**($1,555)**	**$84**
AUM *($ in millions)*	9,612	9,623	9,489	9,439	9,049	9,205	9,195	9,538	9,496	9,439	9,538
Fee-Generating AUM *($ in millions)*	5,277	5,769	5,659	5,946	5,926	5,995	5,859	6,237	6,195	5,946	6,237

Note: The prior period financial data was recast to conform to the current presentation.

19

Reconciliation of Non-GAAP Measures to GAAP

APOLLO

($ in thousands)	1Q'13	2Q'13	3Q'13	4Q'13	1Q'14	2Q'14	3Q'14	4Q'14	1Q'15
Distributable Earnings	**$280,242**	**$609,899**	**$453,409**	**$527,575**	**$438,043**	**$248,598**	**$372,223**	**$370,916**	**$146,019**
Net unrealized carried interest income	512,477	(358,630)	183,574	(68,436)	(197,181)	(28,911)	(338,749)	(265,637)	(58,148)
Unrealized investment and other income	13,699	(15,294)	(996)	5,798	35,563	10,958	(2,944)	(32,664)	(45)
Add back: Non-cash revenues	20,083	21,816	35,719	45,552	59,093	51,793	57,979	91,648	32,684
Less: Equity-based compensation	(17,356)	(16,752)	(16,577)	(15,656)	(58,137)	(13,583)	(14,626)	(19,149)	(15,831)
Less: Depreciation and amortization	(2,874)	(2,892)	(2,642)	(2,638)	(2,609)	(2,520)	(2,556)	(2,497)	(2,610)
Economic Income	**$806,271**	**$238,147**	**$652,487**	**$492,195**	**$274,772**	**$266,335**	**$71,327**	**$142,617**	**$102,069**
Income tax provision	(18,579)	(18,139)	(47,204)	(23,647)	(32,549)	(35,037)	(29,376)	(50,283)	(5,514)
Net income attributable to Non-Controlling Interests in Apollo Operating Group	(485,246)	(126,483)	(360,782)	(285,139)	(155,100)	(151,995)	(42,955)	(54,632)	(48,012)
Transaction related charges and equity-based compensation[(1)]	(53,468)	(34,788)	(51,985)	(24,249)	(14,954)	(7,635)	3,214	(15,520)	(17,616)
Net Income Attributable to Apollo Global Management, LLC	**$248,978**	**$58,737**	**$192,516**	**$159,160**	**$72,169**	**$71,668**	**$2,210**	**$22,182**	**$30,927**

(1) Transaction-related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. Equity-based compensation adjustment represents non-cash revenues and expenses related to equity awards granted by unconsolidated affiliates to employees of the Company.

20

Investment Records as of March 31, 2015

APOLLO

Drawdown

($ in millions)	Vintage Year	Committed Capital	Total Invested Capital (1)	Realized Value(1)	Unrealized Value (1)	Total Value(1)	As of March 31, 2015 Gross IRR (1)	As of March 31, 2015 Net IRR (1)
Private Equity:								
Fund VIII	2013	$18,377	$2,090	-	$2,300	$2,300	NM (2)	NM (2)
Fund VII	2008	14,677	15,243	$26,085	6,536	32,621	37%	28%
Fund VI	2006	10,136	12,457	16,826	4,624	21,450	13	10
Fund V	2001	3,742	5,192	12,666	172	12,838	61	44
Fund IV	1998	3,600	3,481	6,779	13	6,792	12	9
Fund III	1995	1,500	1,499	2,695	-	2,695	18	11
Fund I, II & MIA (3)	1990/1992	2,220	3,773	7,924	-	7,924	47	37
Traditional Private Equity Funds		**$54,252**	**$43,735**	**$72,975**	**$13,645**	**$86,620**	**39% (4)**	**25% (4)**
AION	2013	825	134	9	162	171	NM (2)	NM (2)
ANRP	2012	1,323	755	196	738	934	16%	8%
Total Private Equity		**$56,400**	**$44,624**	**$73,180**	**$14,545**	**$87,725**		
Credit								
AEOF (5)	—	$425	-	-	-	-	NM (2)	NM (2)
SCRF III (5)	—	497	$307	$69	$320	$389	NM (2)	NM (2)
COF III	2014	3,426	1,759	380	1,187	1,567	NM (2)	NM (2)
FCI II	2013	1,555	943	143	945	1,088	NM (2)	NM (2)
EPF II(6)	2012	3,397	2,475	655	2,355	3,010	23%	11%
FCI	2012	559	981	489	750	1,239	15	10
AEC	2012	292	693	562	171	733	11	6
COF I	2008	1,485	1,611	4,287	120	4,407	30	27
COF II	2008	1,583	2,176	2,994	148	3,142	14	11
EPF I(6)	2007	1,390	1,826	2,625	427	3,052	23	17
ACLF	2007	984	1,449	2,451	128	2,579	12	11
SIAs (7)	2008-2015	3,586	2,599	2,328	733	3,061	10	7
Total Credit		**$19,179**	**$16,819**	**$16,983**	**$7,284**	**$24,267**		
Real Estate								
Apollo U.S. Real Estate Fund II, L.P. (5)	—	$158	$73	-	$73	$73	NM (2)	NM (2)
AGRE U.S. Real Estate Fund, L.P(8)	2012	640	612	$321	484	805	18%	14%
AGRE Debt Fund I, LP	2011	1,190	1,185	314	994	1,308	7	6
CPI Capital Partners North America (9)	2006	600	453	350	25	375	15	10
CPI Capital Partners Asia Pacific (9)	2006	1,292	1,193	1,470	226	1,696	33	28
CPI Capital Partners Europe(6)(9)	2006	1,247	823	472	169	641	6	4
CPI Other(10)	Various	1,841	N/A (10)	N/A (10)	N/A (10)	N/A (10)	NM (10)	NM (10)
Total Real Estate		**$6,968**	**$4,339**	**$2,927**	**$1,971**	**$4,898**		

Note: The above table summarizes the investment record by segment of Apollo's significant multi-year drawdown, commitment based funds and SIAs as defined in the non-GAAP financial information & definitions section of this presentation. The significant funds and SIAs included in the investment record table above have greater than $200 million of AUM that did not predominantly invest in other Apollo funds or SIAs.

21

Investment Records – Notes 22 (1) Refer to the definitions of Total Invested Capital, Realized Value, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section in this presentation. (2) Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (3) Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. Apollo does not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds is presented to illustrate fund performance associated with Apollo's Managing Partners and other investment professionals. (4) Total IRR is calculated based on total cash flows for all funds presented. (5) AEOF, SCRF III and Apollo U.S. Real Estate Fund II, L.P. were launched prior to March 31, 2015 and have not established their vintage year. (6) Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.07 as of March 31, 2015. (7) Amounts presented have been aggregated for significant SIAs with AUM greater than $200 million that did not predominantly invest in other Apollo funds or SIAs. Certain SIAs, historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.07 as of March 31, 2015. Additionally, certain SIAs, amounts for Total Invested Capital, Realized Value, Unrealized Value and Total Value were not included in the table as they were deemed not meaningful. (8) AGRE U.S. Real Estate Fund, L.P., a closed-end private investment fund, has $146 million of co-investment commitments raised, which are included in the figures in the table. A co- invest entity within AGRE U.S. Real Estate Fund, L.P. is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.48 as of March 31, 2015. (9) As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds. The gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The net IRRs from the inception of the respective fund to March 31, 2015 were (7)%, 7% and (7)% for the CPI Capital Partners North America, Asia Pacific and Europe funds, respectively. These net IRRs were primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010. (10) CPI Other consists of funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. CPI Other fund performance is a result of invested capital prior to Apollo’s management of these funds. Return and certain other performance data are therefore not considered meaningful as Apollo performs primarily an administrative role.

Investment Records as of March 31, 2015

APOLLO

Liquid / Performing

($ in millions)	Vintage Year	Net Asset Value as of 3/31/15	Net Return[1]: Since Inception to 3/31/15[1]	Net Return[1]: For the Three Months Ended 3/31/15	Net Return[1]: For the Three Months Ended 3/31/14	Net Return[1]: Since Inception to 12/31/14[1]	Net Return[1]: For the Year Ended 12/31/14
TRF[2]	2014	$426	NM [2]	NM [2]	NM [2]	NM [2]	NM [2]
ACSF[3]	2011	589	6% [3]	0% [3]	NM [3]	7% [3]	1% [3]
ACF[3]	2005	2,035	10 [3]	3 [3]	NM [3]	9 [3]	5 [3]
VIF	2003	172	5	(4)	2	6	(5)
Total		**$3,222**					

Note: The above table summarizes the investment record for significant funds in the liquid/performing category within Apollo's credit segment as defined in the non-GAAP financial information & definitions section of this presentation. The significant funds included in the investment record table above for liquid/performing have greater than $200 million of AUM that did not predominantly invest in other Apollo funds or SIAs. Additionally, the table above excludes AUM of $29.0 billion in aggregate for CLOs and other performing credit vehicles, SIAs, sub-advisory managed accounts owned by or related to Athene and other hedge fund style and structured credit funds. All amounts are as of March 31, 2015, unless otherwise noted.

(1) Net returns since inception presented are on an annualized basis. Refer to the definition of net returns in the non-GAAP financial information & definitions section of this presentation.

(2) TRF returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(3) As part of the Stone Tower acquisition, Apollo acquired the manager of ACSF and ACF. The net returns are presented in the investment record table above since acquisition on April 2, 2012. As of March 31, 2015, the net returns from inception for ACSF and ACF were 7% and (2)% respectively. These returns were primarily achieved during a period in which Apollo did not make the initial investment decisions. Apollo became the manager of these funds upon completing the acquisition on April 2, 2012.

23

Investment Records as of March 31, 2015

APOLLO

Permanent Capital Vehicles ex AAM

($ in millions)	IPO Year[2]	Raised Capital[3]	Gross Assets	Total Returns[1]: Since Inception to 3/31/15[1]	Total Returns[1]: For the Three Months Ended 3/31/15	Total Returns[1]: For the Three Months Ended 3/31/14	Total Returns[1]: Since Inception to 12/31/14[1]	Total Returns[1]: For the Year Ended 12/31/14
Private Equity								
AAA[4]	2006	$1,823	$2,155	10%	25%	16%	6%	4%
Credit:								
MidCap[5]	N/A	$1,293	$2,167	NM[6]	NM[6]	N/A	N/A	N/A
AIF[7]	2013	276	404	(2%)	4%	NM[6]	NM[6]	NM[6]
AFT[7]	2011	295	437	4	9	2%	2%	(1%)
AMTG	2011	791	4,173	6	4	13	5	19
AINV[8]	2004	3,080	3,701	5	6	0	4	(3)
Real Estate:								
ARI	2009	$1,081	$2,022	7%	8%	5%	6%	11%
Total		**$8,639**	**$15,059**					

Note: The above table summarizes the investment record for our public vehicles as defined in the non-GAAP financial information & definitions section of this presentation. All amounts are as of March 31, 2015, unless otherwise noted.

(1) Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission. Inception to date total returns are presented on an annualized basis.

(2) An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange.

(3) Amounts represent raised capital net of offering and issuance costs.

(4) AAA is the sole limited partner in AAA Investments. Athene was AAA Investments' only investment as of March 31, 2015. During the second quarter of 2014, Athene Holding raised $1.2 billion of net equity commitments primarily from third-party institutional investors, certain existing investors in Athene, and employees of Athene and its affiliates (the "Athene Private Placement"). For the period December 31, 2014 through March 31, 2015, AAA Investments' ownership stake in Athene was reduced primarily as a result of the final closing of the Athene Private Placement, resulting in an approximate 47.0% economic ownership stake as of March 31, 2015 (calculated as if the commitments on the Athene Private Placement closed through March 31, 2015 were fully drawn down but without giving effect to (i) restricted common shares issued under Athene's management equity plan or (ii) common shares to be issued after March 31, 2015 under the services agreement between AAA and Apollo or the transaction advisory services agreement between Athene and Apollo) and effectively 45% of the voting power of Athene.

(5) MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. Raised Capital represents total committed capital and Gross Assets represent total average quarterly levered assets.

(6) Returns have not been presented as the publicly traded vehicle commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful.

(7) Gross assets presented for AFT and AIF represents total managed assets of these closed-end funds.

(8) Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. All amounts are as of December 31, 2014 except for total returns.

24

Share Rollforward 25 1Q’14 Q2’14 Q3’14 Q4’14 1Q’15 Total GAAP Weighted Average Outstanding Class A Shares – Basic 147,776,519 152,852,427 158,466,602 162,107,977 165,968,620 Non-GAAP Adjustments: Apollo Operating Group Units ("AOG" Units) 228,954,598 225,725,411 222,736,477 222,698,738 222,545,477 RSUs 21,386,107 21,142,309 19,410,438 16,284,481 14,672,264 Non-GAAP Weighted Average Diluted Shares Outstanding 398,117,224 399,720,147 400,613,517 401,091,196 403,186,361 1Q’14 Q2’14 Q3’14 Q4’14 1Q’15 Total GAAP Outstanding Class A Shares – Basic 148,952,653 156,296,748 159,956,660 163,046,554 167,912,379 Non-GAAP Adjustments: AOG Units 228,954,598 222,736,477 222,736,477 222,680,477 222,455,477 Vested RSUs 21,310,057 21,573,419 18,374,602 17,354,242 13,755,489 Non-GAAP Diluted Shares Outstanding 399,217,308 400,606,644 401,067,739 403,081,273 404,123,345 Unvested RSUs Eligible for Distribution Equivalents 3,963,006 4,293,973 4,192,330 4,988,367 4,681,555 Distributable Earnings Shares Outstanding 403,180,314 404,900,617 405,260,069 408,069,640 408,804,900

Non-GAAP Financial Information & Definitions 26 Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principals in the United States of America (“Non-GAAP”):  “Economic Income” (previously referred to as Economic Net Income), or “EI”, as well as “Economic Net Income” (previously referred to as ENI After Taxes), or “ENI”, are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real estate segments. Management also believes the components of EI and ENI such as the amount of management fees, advisory and transaction fees and carried interest income are indicative of Apollo’s performance. Management uses these performance measures in making key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo's shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo's performance and growth for the year.  These measures of profitability have certain limitations in that they do not take into account certain items included under U.S. GAAP. EI represents segment income (loss) before income tax provision excluding transaction-related charges arising from the 2007 private placement, and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, segment data excludes non-cash revenue and expense related to equity awards granted by unconsolidated affiliates to employees of the Company, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. • ENI represents EI adjusted to reflect income tax provision on EI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG Units for Class A shares of Apollo Global Management, LLC. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. We believe this measure is more consistent with how we assess the performance of our segments which is described above in our definition of EI. • “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. • “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. • “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share as well as DE After Taxes and Related Payables per share described below. • “Distributable Earnings”, or “DE”, as well as “DE After Taxes and Related Payables” are derived from our segment reported results, and are supplemental measures to assess performance and amounts available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the affiliated funds. DE, which is a component of EI, is the sum across all segments of (i) total management fees and advisory and transaction fees, excluding monitoring fees received from Athene based on its capital and surplus (as defined in Apollo's transaction advisory services agreement with Athene), (ii) other income (loss), excluding the gains (losses) arising from the reversal of a portion of the tax receivable agreement liability, (iii) realized carried interest income, and (iv) realized investment income, less (i) compensation expense, excluding the expense related to equity-based awards, (ii) realized profit sharing expense, and (iii) non-compensation expenses, excluding depreciation and amortization expense. DE After Taxes and Related Payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo's tax receivable agreement.

Non-GAAP Financial Information & Definitions Cont’d 27  “Assets Under Management”, or “AUM”, refers to the assets we manage for the funds, partnerships and accounts to which we provide investment management services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the fair value of the investments of the private equity funds, partnerships and accounts we manage plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; ii) the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee-generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; iii) the gross asset value or net asset value of the real estate funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage, which includes the leverage used by such structured portfolio company investments; iv) the incremental value associated with the reinsurance investments of the portfolio company assets we manage; and v) the fair value of any other assets that we manage for the funds, partnerships and accounts to which we provide investment management services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. We use AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “Fee-Generating AUM” consists of assets we manage for the funds, partnerships and accounts to which we provide investment management services and on which we earn management fees, monitoring fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts we manage. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM.  “Carry-Eligible AUM” refers to the AUM that may eventually produce carried interest income. All funds for which we are entitled to receive a carried interest income allocation are included in Carry-Eligible AUM, which consists of the following: • “Carry-Generating AUM” refers to funds' invested capital that is currently above its hurdle rate or preferred return, and the funds' profit is allocated to the general partner in accordance with the applicable limited partnership agreements or other governing agreements. • “AUM Not Currently Generating Carry” refers to funds' invested capital that is currently below its hurdle rate or preferred return. • “Uninvested Carry-Eligible AUM” refers to available capital for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements that are not currently part of the NAV or fair value of investments that may eventually produce carried interest income, which would be allocated to the general partner.

Non-GAAP Financial Information & Definitions Cont’d 28  “Liquid/Performing” includes CLOs and other performing credit vehicles, hedge fund style credit funds, structured credit funds and SIAs. It also includes sub-advised managed accounts owned by or related to Athene.  “Drawdown” refers to commitment-based funds and certain SIAs in which investors make a commitment to provide capital at the formation of such funds and deliver capital when called as investment opportunities become available. It includes Athene assets managed by AAM that are invested in commitment-based funds.  “Permanent Capital Vehicles” refers to (a) assets that are managed by Athene Asset Management, L.P., (b) assets that are owned by or related to MidCap FinCo Limited and managed by Apollo Capital Management, L.P., and (c) assets of publicly traded vehicles managed by Apollo such as AP Alternative Assets, L.P. (“AAA”), Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Residential Mortgage, Inc. (“AMTG”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law. The investment management arrangements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management arrangements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management arrangements of ARI and AMTG have one year terms and are reviewed annually by each company’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of such company’s independent directors. The investment management arrangements between MidCap FinCo Limited and Apollo Capital Management, L.P. and Athene and Athene Asset Management, L.P. may also be terminated under certain circumstances.  “Fundraising” represents gross inflows which includes new subscriptions, commitments, capital raised, other increases in available capital, purchases and acquisitions.  “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period by (i) our drawdown funds (ii) SIAs that have a defined maturity date and (iii) funds and SIAs in our real estate debt strategy.  “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage.  “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves.  “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or carried interest to be paid by such Apollo fund.  “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any. In addition, amounts include committed and funded amounts for certain investments.  “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments.  “Multiple of Invested Capital” or “MOIC” is calculated as Total Value divided by Total Invested Capital.

Non-GAAP Financial Information & Definitions Cont’d 29  Gross IRR of a private equity fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund) on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on March 31, 2015 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors.  Net IRR of a private equity fund means the Gross IRR, including returns for related parties which may not pay fees or carried interest, net of management fees, certain fund expenses (including interest incurred by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns on amounts that, if distributed, would be paid to investors of the fund. To the extent that an Apollo private equity fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of the fund, thereby reducing the balance attributable to fund investors. Net IRR does not represent the return to any fund investor.  “Traditional private equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII) for the periods presented on a total return basis before giving effect to fees and expenses. The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented.  Gross IRR of a credit fund represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, carried interest income allocated to the general partner and certain other fund expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date.  Net IRR of a credit fund represents the annualized return of a fund after management fees, carried interest income allocated to the general partner and certain other fund expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date.  Gross IRR of a real estate fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on March 31, 2015 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, carried interest, and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date.  Net IRR of a real estate fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of March 31, 2015 or other date specified is paid to investors), excluding certain non-fee and non-carry bearing parties, and the return is annualized and compounded after management fees, carried interest, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date.  Gross Return of a credit or real estate fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene Sub- advised portfolios and CLOs represent the gross returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time.  Net Return of a credit or real estate fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross or net returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time.

Forward Looking Statements 30 In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo's expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo's annual report on Form 10-K filed with the SEC on February 27, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund.